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                                                                   Exhibit 10.10
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                        WADDELL & REED FINANCIAL, INC.
            1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION PLAN


     ARTICLE 1.  PURPOSE OF THE PLAN.

     Section 1.1. Purpose. The purpose of the Waddell & Reed Financial, Inc. 1998 Executive Deferred Compensation Stock Option Plan is to promote the long-term growth of Waddell & Reed Financial, Inc. by providing a vehicle for Eligible Executives to increase their proprietary interest in Waddell & Reed Financial, Inc. and to attract and retain highly qualified and capable Eligible Executives.

     ARTICLE 2.  DEFINITIONS.

     Section 2.1. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     "Acquisition" has the meaning assigned such term in Section 9.3 hereof.

     "Acquisition Consideration" has the meaning assigned such term in Section
9.3 hereof.

     "Annual Bonus" means the annual cash bonus payable by the Company to an Eligible Executive for services to the Company or any of its affiliates, as such amount may be determined from year to year.

     "Beneficiary" means any person or persons designated by a Participant, in accordance with procedures established by the Committee or Plan Administrator, to receive benefits hereunder in the event of the Participant's death. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant's surviving spouse, or, if none, the Participant's surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant's estate.

     "Board" means the Board of Directors of the Company.

     "Bonus Deferral Election Date" means the date established by the Plan as the date by which a Participant must submit a valid Primary Election Form for Bonus to the Plan Administrator in order to defer Annual Bonus under the Plan for a calendar year. For each calendar year, the Bonus Deferral Election Date is December 31 of the calendar year for which the Bonus is to be earned.

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     "Business Day" shall mean a day on which the New York Stock Exchange or any national securities exchange or over-the-counter market on which the Shares are traded is open for business.

     "Change in Control" means any of the following that occurs more than twelve months after the date of the Company's initial public offering:

          (i) when any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a subsidiary thereof or any Company employee benefit plan), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

          (ii) the occurrence of any transaction or event relating to the Company that is required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;

          (iii) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board, cease for any reason other than death to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

          (iv) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary thereof through the purchase of assets, by merger, or otherwise.

     "Committee" means the Compensation Committee of the Board.

     "Company" means Waddell & Reed Financial, Inc., a Delaware corporation.

     "Covered Employee" means an individual defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended, with respect to the Company.

     "Disability" means total and permanent disability as determined under the Company's long term disability program, whether or not the Optionee is covered under such program. If no such program is in effect, the Disability of a Participant shall be determined in good faith by the Board (excluding the Participant).

     "Eligible Executive" means an executive officer of the Company or any of its affiliates, as such officers may be selected by the Chairman of the Board of Directors or the Committee or its designee from year to year.

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     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, as of any given date, the closing price of the Stock on such date on the New York Stock Exchange Composite Tape.

     "Interest Account" means the Interest Account for Bonus and/or the Interest Account for Salary, as the context requires. The maintenance of individual Interest Accounts is for bookkeeping purposes only.

     "Interest Account for Bonus" means the account established by the Company for each Participant for Annual Bonus deferred pursuant to the Plan and which shall be credited with interest on the last day of each calendar quarter (or such other day as determined by the Plan Administrator).

     "Interest Account for Salary" means the account established by the Company for each Participant for Salary deferred pursuant to the Plan and which shall be credited with interest on the last day of each calendar quarter (or such other day as determined by the Plan Administrator).

     "Option" means an option to purchase Shares awarded under Article 6. Options granted under the Plan are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

     "Option Grant Date" means the date upon which an Option is granted to an Eligible Executive pursuant to Article 6.

     "Optionee" means an Eligible Executive of the Company to whom an Option has been granted or, in the event of such Eligible Executive's death prior to the expiration of an Option, such Eligible Executive's Beneficiary.

     "Participant" means any Eligible Executive who is participating in the Plan.

     "Plan" means the Waddell & Reed Financial, Inc. 1998 Executive Deferred Compensation Stock Option Plan.

     "Plan Administrator" means the Committee or its delegee of administrative duties under the Plan pursuant to Section 3.2.

     "Primary Election Form" means a Primary Election Form for Salary and/or a Primary Election Form for Bonus, as the context requires.

     "Primary Election Form for Bonus" means a form, substantially in the form attached hereto as Exhibit B, pursuant to which an Eligible Executive elects to defer Bonus under the Plan.

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     "Primary Election Form for Salary" means a form, substantially in the form attached hereto as Exhibit A, pursuant to which an Eligible Executive elects to defer Salary under the Plan.

     "Salary" means the salary payable by the Company to an Eligible Executive for services to the Company or any of its affiliates, as such amount may be changed from time to time.

     "Salary Deferral Election Date" means the date established by the Plan as the date by which a Participant must submit a valid Primary Election Form for Salary to the Plan Administrator in order to defer Salary under the Plan for a calendar quarter. For each calendar quarter, the Salary Deferral Election Date is the last day of the preceding calendar quarter.

     "Secondary Election Form" means a Secondary Election Form for Salary and/or a Secondary Election Form for Bonus, as the context requires.

     "Secondary Election Form for Bonus" means a form, substantially in the form attached hereto as Exhibit D, pursuant to which an Eligible Executive elects to convert previously deferred Annual Bonus to Options pursuant to Section 6.1 of the Plan.

     "Secondary Election Form for Salary" means a form, substantially in the form attached hereto as Exhibit C, pursuant to which an Eligible Executive elects to convert previously deferred Salary to Options pursuant to Section 6.1 of the Plan.

     "Shares" means shares of the Class A common stock of the Company, par value $.01.

     "Stock Option Award Notice" means a written award notice to an Eligible Executive from the Company evidencing an Option.

     ARTICLE 3.  ADMINISTRATION OF THE PLAN.

     Section 3.1. Administrator of the Plan. The Plan shall be administered by the Committee.

     Section 3.2. Authority of Committee. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee or the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

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     Section 3.3.  Effect of Committee Determinations.  No member of the
Committee or the Board or the Plan Administrator shall be personally liable for any action or determination made in good faith with respect to the Plan or any Option or to any settlement of any dispute between an Eligible Executive and the Company. Any decision or action taken by the Committee or the Board with respect to an Option or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

     ARTICLE 4.  PARTICIPATION.

     Section 4.1. Election to Participate. The Chairman of the Board or the Committee or its designee shall designate each year those executives who shall be Eligible Executives for the coming year. An Eligible Executive may participate in the Plan by delivering to the Plan Administrator a properly completed and signed (i) Primary Election Form for Salary on or before the Salary Deferral Election Date, and/or (ii) Primary Election Form for Bonus on or before the Bonus Deferral Election Date. An Eligible Executive's participation in the Plan will be effective (i) as of the first day of the calendar quarter beginning after the Plan Administrator receives the Eligible Executive's Primary Election Form for Salary, or (ii) as of the first day of the year for which an Annual Bonus is earned, in the case of an Eligible Executive's Primary Election Form for Bonus. A Participant shall not be entitled to any benefit hereunder unless such Participant has properly completed a Primary Election Form and deferred the receipt of his or her Annual Bonus and/or Salary pursuant to the Plan.

     Section 4.2. Irrevocable Election. A Participant may not revoke or change his or her Primary Election Form; provided, however, that a Participant may, by filing a Secondary Election Form with the Plan Administrator within the period provided in the Plan, subsequently elect to convert the balance in his or her Interest Account to Options in accordance with Article 6.

     Section 4.3. Prior Participation in Torchmark Plan. An Eligible Executive who participated in the Torchmark Corporation 1996 Executive Deferred Compensation Stock Option Plan ("Torchmark Plan"), had elected to defer Salary or Bonus under the Torchmark Plan, and was eligible to convert such deferred amounts into options under the Torchmark Plan, but had not done so as of the date of the Company's initial public offering, may elect to transfer this 1997 Interest Account for Salary, and/or 1997 Interest Account for Bonus, from the Torchmark Plan to this Plan. Thereafter, such Eligible Executive may elect to convert such account(s) into Options pursuant to Article 6 below, no later than December 31, 1998.

     Section 4.4. No Right to Continue as an Employee. Nothing contained in the Plan shall be deemed to give any Eligible Executive the right to be retained as an employee of the Company or any of its affiliates.

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     ARTICLE 5.  PLAN BENEFITS.

     Section 5.1. Deferred Annual Bonus or Salary. An Eligible Executive may elect to defer up to 100% (in increments of 10% or $10,000) of his or her Annual Bonus and/or Salary to his or her Interest Account, and/or by conversion to Options in accordance with the terms of the Plan. For bookkeeping purposes, the amount of the Annual Bonus and/or Salary which an Eligible Executive elects to defer pursuant to the Plan shall be transferred to and held in individual Interest Accounts (in annual designations) pending distribution in cash or the conversion to Options, if applicable, pursuant to Article 6.

     Section 5.2. Time of Election of Deferral. An Eligible Executive who wishes to defer Salary for a calendar quarter must irrevocably elect to do so on or prior to the Salary Deferral Election Date for such calendar quarter, by delivering a valid Primary Election Form for Salary to the Plan Administrator. The Primary Election Form for Salary shall indicate: (1) the percentage of Salary to be deferred, and (2) the form and timing of payout of deferred amounts; provided, however, that if a Participant elects to defer Salary for more than one quarter during a particular calendar year, the form and timing of payout for each quarter's deferral shall be identical. An Eligible Executive who wishes to defer Annual Bonus for a calendar year must irrevocably elect to do so on or prior to the Bonus Deferral Election Date for such calendar year, by delivering a valid Primary Election Form for Bonus to the Plan Administrator. The Primary Election Form for Bonus shall indicate: (1) the percentage of Annual Bonus to be deferred, and (2) the form and timing of payout of deferred amounts; provided, however, that if a Participant elects to defer both Salary and Annual Bonus for a particular calendar year, the form and timing of payout for each shall be identical.

     Section 5.3. Interest Accounts. Amounts in a Participant's Interest Account will be credited with interest as of the last day of each calendar quarter (or such other day as determined by the Plan Administrator, which, in the case of amounts converted to Options under the Plan, shall be the date of such conversion) at the rate set from time to time by the Committee to be applicable to the Interest Accounts of all Participants under the Plan. To the extent required for bookkeeping purposes, a Participant's Interest Accounts will be segregated to reflect deferred compensation on a year-by-year basis and on the basis of the type of compensation deferred. For example, a 1998 Interest Account for Bonus, a 1998 Interest Account for Salary, a 1999 Interest Account for Bonus, a 1999 Interest Account for Salary, and so on. Within a reasonable time after the end of each calendar year, the Plan Administrator shall report in writing to each Participant the amount held in his or her Interest Accounts at the end of the year.

     Section 5.4. Responsibility for Investment Choices. Each Participant is solely responsible for any decision to defer Annual Bonus and/or Salary into his or her Interest Account or convert Annual Bonus and/or Salary to Options under the Plan and accepts all investment risks entailed by such decision, including the risk of loss and a decrease in the value of the amounts he or she elects to defer.

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     Section 5.5.  Form of Payment.

          (a) Payment Commencement Date. Payment of the balances in a Participant's Interest Accounts shall commence on the earliest to occur of (a) December 31 of the fifth year after the year with respect to which the deferral was made, (b) the first Business Day of the fourth month after the Participant's death, or (c) the Participant's termination as an employee of the Company or any of its subsidiaries or affiliates, other than by reason of death.

          (b) Optional Forms of Payment. Distributions from a Participant's Interest Accounts may be paid to the Participant either in a lump sum or in a number of approximately equal monthly installments designated by the Participant on his or her Primary Election Form. Such monthly installments may be for any number of months up to 120 months; provided, however, that in the event of the Participant's death during the payout period, the remaining balance shall be payable to the Participant's Beneficiary in a lump sum on the first Business Day of the fourth month after the Participant's death. If a Participant elects to receive a distribution of his or her Interest Accounts in installments, the Plan Administrator may purchase an annuity from an insurance company which annuity will pay the Participant the desired annual installments. If the Plan Administrator purchases an annuity contract, the Eligible Executive will have no further rights to receive payments from the Company or the Plan with respect to the amounts subject to the annuity. If the Plan Administrator does not purchase an annuity contract, the value of the Interest Accounts remaining unpaid shall continue to receive allocations of return as provided in Section 5.3. If the Participant fails to designate a payment method in the Participant's Primary Election Form, the Participant's Account shall be distributed in a lump sum.

          (c) Irrevocable Elections. A Participant may elect a different payment form for each year's compensation deferred under the Plan; provided, however, that if a Participant elects to defer Salary for more than one quarter during a particular calendar year, or if a Participant elects to defer Salary and Annual Bonus for a particular calendar year, the form and timing of payout for each such deferral shall be identical. The payment form elected or deemed elected on the Participant's Primary Election Form shall be irrevocable.

          (d) Acceleration of Payment. If a Participant elects an installment distribution and the value of such installment payment elected by the Participant would result in a distribution of less than $3,000 per year, the Plan Administrator may accelerate payment of the Participant's benefits over a lesser number of whole years so that the annual amount distributed is at least $3,000. If payment of the Participant's benefits over a five year period will not provide annual distributions of at least $3,000, the Participant's Account shall be paid in a lump sum.

          (e) Effect of Competition. Notwithstanding the Primary Election Form or any provision set forth herein, the entire balance of a Participant's Interest Accounts

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shall be paid immediately to the Participant a lump sum in the event the
Participant ceases to be an employee of the Company or any of its subsidiaries or affiliates and becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business that is in competition with the Company or an affiliated company, or becomes employed by any governmental agency having jurisdiction over the activities of the Company or an affiliated company.

          (f) Effect of Adverse Determination. Notwithstanding the Primary Election Form or any provision set forth herein, if the Internal Revenue Service determines, for any reason, that all or any portion of the amounts credited under this Plan is currently includable in the taxable income of any Participant, then the amounts so determined to be includable in income shall be distributed in a lump sum to such Participant as soon as practicable.

          (g) Payment to Beneficiary. Upon the Participant's death, all unpaid amounts held in the Participant's Account shall be paid to the Participant's Beneficiary in a lump sum on the first Business Day of the fourth month following the Participant's death.

     Section 5.6. Financial Hardship. The Plan Administrator may, in its sole discretion, accelerate the making of payment to a Participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the Participant. All financial hardship distributions shall be made in cash in a lump sum. Such payments will be made on a first-in, first-out basis so that the oldest compensation deferred under the Plan shall be deemed distributed first in a financial hardship.

     Section 5.7. Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Plan Administrator, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Plan Administrator, in its sole discretion, shall determine:

          (a) By payment to the legal representative of such minor or such person;

          (b) By payment directly to such minor or such person;

          (c) By payment in discharge of bills incurred by or for the benefit of such minor or such person. The Plan Administrator shall make such payments without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his or her Beneficiaries.

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     Section 5.8.  Application for Benefits.  The Plan Administrator may require a Participant or Beneficiary to complete and file certain forms as a condition precedent to receiving the payment of benefits. The Plan Administrator may rely upon all such information given to it, including the Participant's current mailing address. It is the responsibility of all persons interested in receiving a distribution pursuant to the Plan to keep the Plan Administrator informed of their current mailing addresses.

     Section 5.9. Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom the Participant's Account is to be paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation shall be on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant's lifetime. Each Beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

     ARTICLE 6.  ELECTIVE OPTIONS.

     Each Eligible Executive shall be granted Options subject to the following terms and conditions:

     Section 6.1.  Election to Receive Options.

          (a) Options Converted from Deferred Salary. At any time, but only one time, during the twelve-month period following the end of a calendar year with respect to which a Participant deferred Salary into the Plan, the Participant shall have the right to convert some or all of his or her Interest Account for Salary for such previous year into Options pursuant to this Article 6. To make such election, the Participant must file with the Plan Administrator a written irrevocable Secondary Election Form for Salary to receive Options as of the date of the filing of such Secondary Election Form (the "Option Grant Date").

          (b) Options Converted from Deferred Bonus. At any time, but only one time, during the twelve-month period following the end of a calendar year with respect to which a Participant deferred Annual Bonus into the Plan, the Participant shall have the right to convert some or all of his or her Interest Account for Bonus for such previous year into Options pursuant to this Article
6. To make such election, the Participant must file with the Plan Administrator a written irrevocable Secondary Election Form for Bonus to receive Options as of the date of the filing of such Secondary Election Form (the "Option Grant Date").

          (c) Exercise Price of Options. The exercise price per Share under each Option granted pursuant to this Article 6 shall, at the election of the Optionee as indicated

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on the Secondary Election Form, be either 100% of the Fair Market Value per
Share on the Option Grant Date, or a lesser percentage (but not less than 75%) of the Fair Market Value per Share on the Option Grant Date, such lesser percentage to be determined by the Committee from time to time. Such Secondary Election Form shall indicate the percentage of such Options to be granted at each Exercise Price, which choice may affect the number of Options to be received pursuant to Section 6.2.

     Section 6.2. Number and Terms of Options. The number of Shares subject to an Option granted pursuant to this Article 6 shall be the number of whole Shares equal to A divided by B, where:

          A = the dollar amount which the Eligible Executive has elected pursuant to Section 6.1 to convert to Options; and

          B = the per share value of an Option on the Option Grant Date, as determined by the Committee using an option valuation model selected by the Committee in its discretion (such value to be expressed as a percentage of the Fair Market Value per Share on the Option Grant Date).

     In determining the number of Shares subject to an Option, (i) the Committee may designate the assumptions to be used in the selected option valuation model, and (ii) any fraction of a Share will be rounded up to the next whole number of Shares.

     Section 6.3. Exercise of Options. Each Option shall be first exercisable, cumulatively, as to 10% commencing on the each of the first through tenth anniversaries of the Option Grant Date; provided, however, that any Option held by a Covered Employee shall not be exercisable before the first day of the calendar year immediately following the year in which the Optionee ceased to be a Covered Employee. An Optionee's death, Disability, retirement or other termination of employment shall not shorten the term of any outstanding Option. In no event shall the period of time over which the Option may be exercised exceed the longer of (i) eleven years from the Option Grant Date, or (ii) the thirtieth (30th) day of the calendar year immediately following the year in which an Optionee ceased to be a Covered Employee. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares. Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Company from the Optionee of payment in full in cash of the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised.

     Section 6.4. Accelerated Vesting. Notwithstanding the normal vesting schedule set forth in Section 6.3 hereof, any and all outstanding Options shall become immediately exercisable upon the first to occur of (i) the death of the Optionee, (ii) the Disability of the Optionee, (iii) the occurrence of a Change in Control, or (iv) the unanimous determination by the Committee that a particular Option or Options shall become fully exercisable. Upon acceleration, an Option will remain exercisable for the remainder of its original term.

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     Section 6.5.  Stock Option Award Notice.  Each Option granted under the
Plan shall be evidenced by a Stock Option Award Notice which shall be executed by an authorized officer of the Company. Such Award Notice shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the exercise price per Share of the Option and the means of payment therefor, (c) the term of the Option, and (d) such other terms and conditions not inconsistent with the Plan as may be determined from time to time by the Committee.

     Section 6.6. Transferability of Options. No Option shall be assignable or transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Options.

     ARTICLE 7.  SHARES SUBJECT TO THE PLAN.

     Section 7.1. Shares Subject to the Plan. Subject to adjustment as provided in Article 9, the aggregate number of Shares which may be acquired upon the exercise of Options shall not exceed 2,500,000 Shares. Shares acquired upon exercise of Options may be newly issued Shares or previously issued and reacquired Shares, and there are hereby reserved for issuance under the Plan 2,500,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.

     ARTICLE 8.  AMENDMENT AND TERMINATION.

     Section 8.1. Amendment, Suspension or Early Termination. The Board may amend, suspend or terminate the Plan or any Stock Option Award Notice at any time; provided, however, that the Board may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations, and no such amendment, modification or termination shall adversely affect any outstanding Options or Interest Accounts without the consent of the Participant.

     ARTICLE 9.  ADJUSTMENT PROVISIONS.

     Section 9.1. Change in Corporate Structure Affecting Shares. If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance

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under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the exercise price per Share under each outstanding Option and the number of shares underlying Options shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

     Section 9.2. Certain Reorganizations. Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

     Section 9.3. Acquisitions. In the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

     ARTICLE 10. MISCELLANEOUS.

     Section 10.1. Withholding. If any Option granted under the Plan is or becomes subject to any withholding requirement, the Committee may require the Optionee to remit such withholding as a condition to exercising the Option or any portion thereof.

     Section 10.2. Compliance with SEC Regulations. All grants and exercises of Options under the Plan shall be executed in accordance with any applicable requirements of Section 16 of the Exchange Act, as amended and any regulations promulgated thereunder, to the extent applicable. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Exchange Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Options granted thereunder to the Rule's requirements.

     Section 10.3. Validity. In the event that any provision of the Plan or any related Stock Option Award Notice is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Stock Option Award Notice.

     Section 10.4. Inurement of Rights and Obligations. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Eligible Executives and their beneficiaries.

     Section 10.5. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

     Section 10.6. Governing Law. The Plan shall be construed, governed and enforced in accordance with the law of Delaware, except as such laws are preempted by applicable federal law.

     ARTICLE 11. LIMITATIONS ON PAYMENTS.

          (a) Notwithstanding Section 6.4 above or any other provision of this Plan or any other agreement, arrangement or plan, in no event shall the Company pay or be obligated to pay any Plan Participant an amount which would be an Excess Parachute Payment except as provided in Section 11(f) below and except as the Committee specifically provides otherwise in the Participant's grant agreement. For purposes of this Agreement, the term "Excess Parachute Payment" shall mean any payment or any portion thereof which would be an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by the Company, ("Tax Counsel"). In the event it is determined that an Excess Parachute Payment would result if the full acceleration of exercisability provided in Section 6.4 above were made (when added to any other payments or benefits contingent on a change of control under any other agreement, arrangement or plan), the payments due under Section 6.4 shall be reduced to the minimum extent necessary to prevent an Excess Parachute Payment; then, if necessary to prevent an Excess Parachute Payment, benefits or payments under any other plan, agreement or arrangement shall be reduced. If it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of the Participant and the Company in applying the terms of this Article 11, a payment (or portion thereof) made is an Excess Parachute Payment, then, the Company shall pay to the Participant an additional amount in cash (a "Gross-Up Payment") equal to the amount necessary to cause the amount of the aggregate after-tax compensation and benefits received by the Participant hereunder (after payment of the excise tax under Section 4999 of the Code with respect to any Excess Parachute Payment, and any state and federal income taxes with respect to the Gross-Up Payment) to be equal to the aggregate after-tax compensation and benefits he would have received as if Sections 280G and 4999 of the Code had not been enacted.

          (b) Subject to the provisions of Section 11(c), the amount of any Gross-Up Payment and the assumptions to be utilized in arriving at such amount, shall be determined by a nationally recognized certified public accounting firm designated by the Company (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to Section 11(a), shall be paid by the Company to the Participant within five (5) days after the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Participant.

          (c) Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Company of a Gross-Up Payment. Such notification shall be given no later than ten (10) business days after participant is informed in writing of such claim and shall apprise the Company of the nature of the claim and the date of requested payment. Participant shall not pay the claim prior to the expiration of the thirty (30) day period following the date on which it gives notice to the Company. If the Company notifies Participant in writing prior to the expiration of the period that it desires to contest such claim, Participant shall:

                    (i) give the Company any information reasonably requested by the Company relating to such claim;

                    (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Participant;

                    (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

                    (iv) permit the Company to participate in any proceedings relating to such claim.

     Without limitation on the foregoing provisions of this Section 11(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Participant agrees to prosecute such contest to a determination before any administration tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that the Company
                                             --------  -------
     shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the contest; provided, further, that if the
                                                  --------  -------
     Company directs Participant to pay any claim and sue for a refund, the Company shall advance the amount of the payment to Participant, on an interest-free basis, and shall indemnify and hold Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance.

          (d) In the event that the Company exhausts its remedies pursuant to
     Section 11(c) and Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Gross-Up Payment required and such payment shall be promptly paid by the Company to or for the benefit of Participant.

          (e) If, after the receipt by Participant of an amount advanced by the Company pursuant to Section 11(c), Participant becomes entitled to receive any refund with respect to such claim, Participant shall promptly after receiving such refund pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Participant of an amount advanced by the Company pursuant to Section 11(c), a determination is made that Participant shall not be entitled to any refund with respect to such claim and the Company does not notify Participant in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (f) Notwithstanding the foregoing, the limitation set forth in Section 11(a) shall not apply to a Participant if, in the opinion of Tax Counsel or the Accounting Firm, (i) the total amounts payable to the Participant hereunder and under any other agreement, arrangement or plan as a result of a change of control (calculated without regard to the limitation of Section 11(a)), reduced by the amount of excise tax imposed on the participant under Code Section 4999 with respect to all such amounts and reduced by the state and federal income taxes on amounts paid in excess of the limitation set forth in Section 11(a), would exceed (ii) such total amounts payable after application of the limitation of Section 11(a). No Gross-Up Payment shall be made in such case.

                       PRIMARY ELECTION FORM FOR SALARY
                      FOR THE ___________ QUARTER OF 1998

                   ELECTION TO DEFER SALARY PURSUANT TO THE
WADDELL & REED FINANCIAL, INC. 1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION
                                      PLAN

     The following constitutes the irrevocable election of the undersigned under the Waddell & Reed Financial, Inc. 1998 Executive Deferred Compensation Stock Option Plan (the "Plan") with respect to the undersigned's salary as an executive officer of Waddell & Reed Financial, Inc. (the "Company") or its subsidiaries and affiliates to be earned by the undersigned during the calendar quarter identified above ("Next Quarter's Salary"). Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

     I hereby irrevocably elect to defer into my Interest Account for Salary under the Plan for the year identified above, __% [indicate any percentage up to 100%, in 10% increments] or $________ [indicate any dollar amount in increments of $10,000] of my Next Quarter's Salary until the earliest of (a) December 31 of the fifth year after the year identified above, (b) the first Business Day of the fourth month after my death, or (b) my termination as an employee of the Company or any of its subsidiaries or affiliates for any reason other than my death (the "Payment Date"); subject to, however, my ability under the Plan to make a one-time election at any time during the twelve-month period following the end of the year identified above, to be effective on the date such subsequent election is received by the Plan Administrator, to convert some or all of the balance in my Interest Account for Salary for such year to Options to purchase common stock of the Company in accordance with the terms and provisions of the Plan. Any amount remaining in my Interest Account for Salary on the Payment Date will be paid to me or my Beneficiary as follows:

     if I have previously filed a Primary Election Form for Bonus or a Primary Election Form for Salary for the year identified above, then in the same manner as indicated on such form, or if I have not previously filed a Primary Election Form for Bonus or a Primary Election Form for Salary for such year, then [please check ONE box] [_] in cash in a lump sum on the Payment Date, or [_] in approximately equal installments over ____ months [up to 120 months] beginning on the Payment Date; provided, however, that in the event of my death during such payout period, the remaining balance shall be payable to my Beneficiary in a lump sum on the first Business Day of the fourth month after my death.

     Executed this ____ day of ________, 199__.



                                 ______________________________________________
                                 (Name)

                                   EXHIBIT B

                        PRIMARY ELECTION FORM FOR BONUS
                           FOR [CALENDAR YEAR 1998]

                    ELECTION TO DEFER BONUS PURSUANT TO THE
WADDELL & REED FINANCIAL, INC. 1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION
                                    PLAN

     The following constitutes the irrevocable election of the undersigned under the Waddell & Reed Financial, Inc. 1998 Executive Deferred Compensation Stock Option Plan (the "Plan") with respect to the undersigned's bonus as an executive officer of Waddell & Reed Financial, Inc. (the "Company") or its subsidiaries and affiliates to be earned by the undersigned during the calendar year identified above ("Current Year Bonus"). Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

     I hereby irrevocably elect to defer into my Interest Account for Bonus under the Plan for the year identified above, __% [indicate any percentage up to 100%, in 10% increments] or $_________ [indicate any dollar amount in increments of $10,000] of my Current Year Bonus, if any, until the earliest of (a) December 31 of the fifth year after the year identified above, (b) the first Business Day of the fourth month after my death, or (c) my termination as an employee of the Company or any of its subsidiaries or affiliates for any reason other than my death (the "Payment Date"); subject to, however, my ability under the Plan to make a one-time election at any time during the twelve-month period following the end of the year identified above, to be effective on the date such subsequent election is received by the Plan Administrator, to convert some or all of the balance in my Interest Account for Bonus for such year to Options to purchase common stock of the Company in accordance with the terms and provisions of the Plan. Any amount remaining in my Interest Account for Bonus on the Payment Date will be paid to me or my Beneficiary as follows:

     if I have filed a Primary Election Form for Salary for the year identified above, then in the same manner as indicated on such form, or if I have not filed a Primary Election Form for Salary for such year, then [please check ONE box] [_] in cash in a lump sum on the Payment Date, or [_] in approximately equal installments over ____ months [up to 120 months] beginning on the Payment Date; provided, however, that in the event of my death during such payout period, the remaining balance shall be payable to my Beneficiary in a lump sum on the first Business Day of the fourth month after my death.

     Executed this ____ day of ________, 199__.



                                 ______________________________________________
                                 (Name)

                       SECONDARY ELECTION FORM FOR BONUS
                           [FOR CALENDAR YEAR 1998_]

               ELECTION TO RECEIVE STOCK OPTIONS PURSUANT TO THE
WADDELL & REED FINANCIAL, INC. 1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION
                                      PLAN

     The following constitutes the irrevocable election of the undersigned under the Waddell & Reed Financial, Inc. 1998 Executive Deferred Compensation Stock Option Plan (the "Plan") with respect to the conversion to Options of the balance in the undersigned's Interest Account for Salary under the Plan for the year identified above. Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

     I hereby irrevocably elect to convert, as of the date hereof, __% [indicate any percentage up to 100%, in 10% increments] of the balance in my Interest Account for Salary under the Plan for the year identified above to Options to purchase common stock of the Company in accordance with the terms and provisions of the Plan.

     I further elect that [please fill in the following blanks]:

     __% of such Options will be granted at an exercise price of __% of the Fair Market Value of the Company's common stock on the date of grant, and

     __% of such Options will be granted at an exercise price of 100% of the Fair Market Value of the Company's common stock on the date of grant.

     Executed this ____ day of ________, 199__.



                                 ______________________________________________
                                 (Name)

                                   EXHIBIT D

                       SECONDARY ELECTION FORM FOR BONUS
                           [FOR CALENDAR YEAR 199__]

               ELECTION TO RECEIVE STOCK OPTIONS PURSUANT TO THE
WADDELL & REED FINANCIAL, INC. 1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION
                                      PLAN

     The following constitutes the irrevocable election of the undersigned under the Waddell & Reed Financial, Inc. 1998 Executive Deferred Compensation Stock Option Plan (the "Plan") with respect to the conversion to Options of the balance in the undersigned's Interest Account for Bonus under the Plan for the year identified above. Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

     I hereby irrevocably elect to convert, as of the date hereof, __% [indicate any percentage up to 100%, in 10% increments] of the balance in my Interest Account for Bonus under the Plan for the year identified above to Options to purchase common stock of the Company in accordance with the terms and provisions of the Plan.

     I further elect that [please fill in the following blanks]:

     __% of such Options will be granted at an exercise price of __% of the Fair Market Value of the Company's common stock on the date of grant, and

     __% of such Options will be granted at an exercise price of 100% of the Fair Market Value of the Company's common stock on the date of grant.

     Executed this ____ day of ________, 199__.



                                 ______________________________________________
                                 (Name)